Exhibit 99
                                                 Form 4 Joint Filer Information



   Name:  Maple Leaf Capital I, L.L.C.
   Address:  c/o Andreeff Equity Advisors, L.L.C.,
   450 Laurel Street Suite 2105, Baton Rouge, LA   70801
   Designated Filer:  Dane Andreeff
   Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
   Date of Event Requiring Statement:  March 31, 2008

   Signature: /s/ Dane Andreeff
             --------------------------------
         By:  Dane Andreeff, Managing Member